EXHIBIT 31.2

     CERTIFICATION PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002
                            (18 U.S.C. SECTION 1350)

I, Yaron Shalem, certify that:

1. I have reviewed this amended annual report for the year ended December 31, 2005 of OrganiTECH USA, Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.



Dated:  March 14, 2007

/s/ Yaron Shalem
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Yaron Shalem
Chief Financial Officer